Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2006 with respect to the consolidated financial statements of Tube City IMS Corporation at December 31, 2005 and 2004 and for the year ended December 31, 2005 and the period October 27, 2004 to December 31, 2004 and the consolidated financial statements of Envirosource, Inc. for the period January 1, 2004 to October 26, 2004; and to the use of our report dated June 10, 2005 with respect to the consolidated financial statements of Tube City Holdings, LLC at December 21, 2004 and December 31, 2003 and for the period January 1, 2004 to December 21, 2004 and the years ended December 31, 2003 and 2002, all included in Amendment No. 2 to the Registration Statement (Amendment No. 2 to Form S-1) and related Prospectus of Tube City IMS Corporation for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

October 18, 2006